As filed with the Securities and Exchange Commission on November 1, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVERY DENNISON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-1492269
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
8080 Norton Parkway
Mentor, Ohio 44060
(440) 534-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AVERY DENNISON CORPORATION
EMPLOYEE SAVINGS PLAN, AMENDED AND RESTATED
(Full title of the plan)

Ignacio J. Walker, Esq.
Senior Vice President and Chief Legal Officer
Avery Dennison Corporation
8080 Norton Parkway
Mentor, Ohio 44060
(440) 534-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joshua A. Dean, Esq.
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, Tenth Floor
Costa Mesa, California 92626
(714) 424-8292

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Avery Dennison Corporation (the “Company”) is filing this registration statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”) to register an additional 1,000,000 shares of the Company’s common stock for matching contributions under the Company’s Employee Savings Plan (as amended and restated, the “Savings Plan”), in accordance with the terms of the Savings Plan, together with an indeterminate amount of interests in the Savings Plan. These shares for matching contributions under the Savings Plan are additional securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2014 (File No. 333-197631), May 14, 2010 (File No. 333-166837) and April 28, 1995 (File No. 33-58921). The information contained in the Registration Statements on Form S-8 (File Nos. 333-197631, 333-166837 and 33-58921) originally filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, or the Securities Act, are incorporated by reference into this Registration Statement, except for the information presented in Part II, Item 3. Incorporation of Documents by Reference; Item 6. Indemnification of Directors and Officers; Item 8. Exhibits; and Item 9. Undertakings.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are hereby incorporated by reference in this Registration Statement:

the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 (filed with the SEC on February 23, 2022), including (i) information specifically incorporated by reference therein from the Company’s 2021 Annual Report to Shareholders and (ii) information specifically incorporated by reference therein from the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2022 Annual Meeting of Stockholders (filed with the SEC on March 10, 2022);

the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2022 (filed with the SEC on May 3, 2022), July 2, 2022 (filed with the SEC on August 2, 2022), and October 1, 2022 (filed with the SEC on November 1, 2022);

the Company’s Current Reports on Form 8-K filed on February 28, 2022, April 29, 2022 and October 31, 2022; and

the description of the Company’s common stock, par value $1.00 per share, set forth in Exhibit 4.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 (filed with the SEC on February 25, 2021), and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits the Company to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the Company, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. No indemnification shall be made if such person shall have been adjudged liable to the Company, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article VI of the Company’s bylaws generally provides that the Company will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by the Company or in its right, by reason of the fact that such person is or was the Company’s director, officer, employee, or, while such person is or was a director, officer or employee of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, against expenses, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

The Company’s bylaws further provide that this indemnification shall not be deemed exclusive of any other rights to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of that person.

Item 8. Exhibits.

A list of exhibits filed with this Registration Statement on Form S-8 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on April 29, 2011)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on February 28, 2022)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Power of Attorney (contained on signature page)

99.1*	2017 Amendment and Restatement of Avery Dennison Corporation Employee Savings Plan

99.2*	First Amendment to 2017 Amendment and Restatement of Avery Dennison Corporation Employee Savings Plan

99.3*	Second Amendment to 2017 Amendment and Restatement of Avery Dennison Corporation Employee Savings Plan

99.4*	Third Amendment to 2017 Amendment and Restatement of Avery Dennison Corporation Employee Savings Plan

99.5*	Fourth Amendment to 2017 Amendment and Restatement of Avery Dennison Corporation Employee Savings Plan

99.6*	Fifth Amendment to 2017 Amendment and Restatement of Avery Dennison Corporation Employee Savings Plan

107*	Calculation of Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, Ohio, on November 1, 2022.

AVERY DENNISON CORPORATION
By:	/s/ GREGORY S. LOVINS
Gregory S. Lovins Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Gregory S. Lovins and Ignacio J. Walker, and each of them, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MITCHELL R. BUTIER Mitchell R. Butier	Chairman and Chief Executive Officer	November 1, 2022
/s/ GREGORY S. LOVINS Gregory S. Lovins	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2022
/s/ LORI J. BONDAR Lori J. Bondar	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 1, 2022
/s/ BRADLEY A. ALFORD Bradley A. Alford	Director	November 1, 2022

/s/ ANTHONY K. ANDERSON Anthony K. Anderson	Director	November 1, 2022
/s/ KEN C. HICKS Ken C. Hicks	Director	November 1, 2022
/s/ ANDRES A. LOPEZ Andres A. Lopez	Director	November 1, 2022
/s/ PATRICK T. SIEWERT Patrick T. Siewert	Director	November 1, 2022
/s/ JULIA A. STEWART Julia A. Stewart	Director	November 1, 2022
/s/ MARTHA N. SULLIVAN Martha N. Sullivan	Director	November 1, 2022

/s/ WILLIAM R. WAGNER William R. Wagner	Director	November 1, 2022

AVERY DENNISON CORPORATION
EMPLOYEE SAVINGS PLAN
Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Avery Dennison Corporation Employee Savings Plan, as amended and restated, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, Ohio, on November 1, 2022.

Avery Dennison Corporation Employee Savings Plan

By:	/s/ Gregory S. Lovins
Gregory S. Lovins
Senior Vice President and Chief Financial Officer

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